Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of Gehl Company of our report dated March 4, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

1.	Registration Statement on Form S-8 (Registration No. 333-02195)

2.	Registration Statement on Form S-8 (Registration No. 333-04017)

3.	Registration Statement on Form S-8 (Registration No. 333-36102)

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 4, 2005